UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 24, 2022

AMERICOLD REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway,	South Tower, Suite 600
Atlanta,	Georgia	30328
(Address of principal executive offices)		(Zip Code)
(678) 441-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	COLD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02 — Results of Operations and Financial Condition.
On February 24, 2022, Americold Realty Trust (the “Company”) issued a press release announcing the Company’s financial results for the fourth quarter ended December 31, 2021. A copy of the press release as well as a copy of the supplemental information referred to in the press release are available on the Company’s website and are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.
The foregoing information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition”. The information in Item 2.02 of this Current Report on Form 8-K and the exhibits furnished therewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Permanent CEO
On February 24, 2022, the Board of Trustees (the “Board”) of Americold Realty Trust (the “Company”) appointed George F. Chappelle Jr. as permanent Chief Executive Officer of the Company, effective immediately. As previously announced, Mr. Chappelle assumed the role of Interim Chief Executive Officer on November 2, 2021.
The Company issued a press release today announcing Mr. Chappelle as permanent Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.3 to this report.
In connection with Mr. Chappelle’s appointment as permanent Chief Executive Officer, the Company provided an offer letter, dated as of February 15, 2022, which provides Mr. Chappelle the following key compensation and benefits:
•an annual base salary of $1,000,000, which will be reviewed on an annual basis;
•annual incentive compensation opportunity for meeting stated performance goals targeted at 160% of base salary, which will be reviewed on an annual basis;
•eligibility to participate in the Americold Realty Trust 2017 Equity Incentive Plan (the “Incentive Plan”) in such amounts and at such times as the Compensation Committee of the Board shall determine at its sole discretion; for 2022, Mr. Chappelle will receive an award with a targeted value of $3.56 million, subject to the terms and conditions of the Incentive Plan; and
•participation in the Company’s retirement, health and welfare, vacation and other benefit programs.
As Chief Executive Officer of the Company, Mr. Chappelle will also participate in the Executive Severance Benefits Plan (as defined below).
Mr. Chappelle’s employment with the Company will be “at will”.
The foregoing summary of the Offer Letter is not complete and is subject to, qualified in its entirety by, and should be read in conjunction with, the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Executive Severance Benefits Plan
On February 24, 2022, the Board approved and adopted the Americold Logistics, LLC Severance Benefits Plan (the “Executive Severance Benefits Plan”), effective immediately. Benefits under the Plan are available to the Company’s Key Employees (as defined in the Plan), which includes the Company’s Chief Executive Officer, executive vice presidents and senior vice presidents (a “Participant”). Key Employees that were hired before the effective date of the Plan are not eligible and are specifically excluded from participation in the Plan.
Under the Plan, a Participant will be eligible to receive severance benefits under the following circumstances:

•Qualifying Termination Other than in Connection with a Change in Control. In the event of a Qualifying Termination (i.e., for “cause” by the Company or by the Participant for “good reason” (each as defined in the Plan)), then the Participant is entitled to receive: (i) cash compensation equal to a multiple of the sum of Participant’s base salary plus annual bonus at target (i.e., two times (2x) base salary plus target bonus for the Chief Executive Officer, one times (1.0x) base salary plus target bonus for executive vice presidents, and three-fourths times (0.75x) base salary plus target bonus for senior vice presidents); and (ii) continued health, dental and vision coverage under COBRA for the lesser of (A) the Participant’s COBRA eligibility or (B) 18 months for the Chief Executive Officer, 12 months for executive vice presidents and 9 months for senior vice presidents.
•Qualifying Termination on or After a Change in Control (Change of Control; Double-Trigger”). In the event of a Qualifying Termination during a Change in Control Period (i.e., within 24 months following a Change in Control (as defined in the Plan)), then a Participant is entitled to receive: (i) cash compensation equal to a multiple of the sum of Participant’s base salary plus annual bonus at target (i.e., two and one-half times (2.5x) base salary plus target bonus for the Chief Executive Officer, one and one-half times (1.5x) base salary plus target bonus for executive vice presidents and one and one-fourths times (1.25x) base salary plus target bonus for all senior vice presidents); and (ii) continued health, dental and vision coverage under COBRA for the lesser of (A) the Participant’s COBRA eligibility or (B) 18 months for the Chief Executive Officer, 12 months for executive vice presidents and 9 months for senior vice presidents.
The Plan also contains customary non-compete and non-solicitation, non-disparagement and/or confidentiality provisions. Benefits under the Plan shall be provided only if a Participant executes a separation agreement prepared by the Company. Benefits under the Plan are not available if a Participant is terminated for cause or otherwise is deemed ineligible under the Plan. Benefits are also subject to termination and the right of the Company to clawback certain benefits if a Participant violates the terms of any separation agreement entered into in exchange for severance benefits or any other restrictive covenant, including non-compete and non-solicitation, non-disparagement and/or confidentiality provisions, applicable to the Participant.
The above description of the Plan is a summary only and is qualified in its entirety by reference to the full text of the Plan, a complete copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 — Regulation FD Disclosure.
The information set forth in Item 2.02 is incorporated by reference into this Item 7.01. The information in Items 2.02 and 7.01 of this Current Report on Form 8-K and the exhibits furnished therewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter
10.2	Executive Severance Benefits Plan
99.1	Press Release dated February 24, 2022 for the fourth quarter ended December 31, 2021.
99.2	Supplemental Information Package for the fourth quarter ended December 31, 2021.
99.3	Press Release Announcing Appointment of Permanent CEO

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 24, 2022

AMERICOLD REALTY TRUST

By:	/s/ Marc J. Smernoff
Name: Marc J. Smernoff
Title: Chief Financial Officer and Executive Vice President